                                                                   Exhibit 10.5


                              EMPLOYMENT AGREEMENT

     This Employment Agreement, dated as of November 11, 1999. by and between Care Management Science Corporation, a Pennsylvania Corporation (the "Company"), and Ronald A. Paulus, M.D. (the "Executive").

                                   WITNESSETH

     WHEREAS, the Company wishes to employ Executive as its President and chief operating officer and Executive is desirous of being so employed, all upon the term and conditions of this Agreement;

     NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Employment and Duties.

          (a) The Company hereby employs Executive for the Term (as such term is hereinafter defined) to render services to the Company as President and chief operating officer. Executive shall report to the Company's Chief Executive Officer (the "CEO") and otherwise shall have overall charge of the day to day business operations of the Company, with the general powers and duties of supervision and management usually vested in the offices of president and chief operating officer of a corporation, shall perform the duties regarding a president as are set forth in the Company's By-laws and shall perform such other duties commensurate with such office as he shall reasonably be directed by the CEO or the Board of Directors of the Company (the "Board") to perform, consistent with the management prerogatives, policy directives and executive authority of the Board. Executive acknowledges that Lynneth Lohse currently holds the title of Chief Operating Officer at CMS. She is responsible for Customer Solutions and Information Management within the company and will report to Executive. Executive shall be based in the standard metropolitan statistical area (as defined by the Bureau of the Census, U.S. Department of Commerce) for the city of Philadelphia, Pennsylvania (the "Greater Philadelphia Metropolitan Area"), except for required travel on Company business to the extent substantially consistent with his business travel obligations and Executive shall not be required to relocate from the Greater Philadelphia Metropolitan Area. Executive hereby accepts such employment and agrees to render [he services described herein, all on the terms and conditions of this Agreement.

          (b) Executive agrees to devote his entire working time, attention and energies to the Performance of the business of the Company and its affiliates (as hereinafter defined); and Executive shall not, directly or indirectly alone or as a member of any partnership or other Organization, or as an officer, director or employee of any other corporation, partnership or other Organization, be actively engaged in or concerned with any other duties or pursuits which, in the reasonable judgment)f the Board, interfere with the performance of his duties hereunder, or which, even if non-interfering, are contrary to the best interests of the Company and its affiliates; provided, however, that Executive may invest his personal or family assets in such form or manner ;; will not require any services on his part in the operation of the affairs of the enterprises in which such investments are made and in which his participation is solely that of a minority investor; PROVIDED, HOWEVER, that the Executive may engage in academic, charitable, civic, fraternal or trade group activities, so long as such activities shall not violate any provision of this Agreement or materially interfere with his performance of his duties hereunder or compliance with the restrictions contained herein. As used herein, the term "affiliate" means and includes any person, corporation or Other entity controlling, controlled by or under common control with the Company.

     2.   Term of Employment.

     Executive's employment under this Agreement will commence as of the date hereof (the "Effective Date") and shall continue through January 1, 2001 (the "Initial Term"). Unless either party provides at least six (6) months advance written notice of termination to the other party prior to the expiration of the Initial Term, this Agreement shall automatically continue, on the same terms and condition,, as contained herein, until such Lime as one party provides the other with at least six (6) months advance written notice of termination (any such period beyond the Initial Term being referred to as the "Extension Term", and both the Initial Term and any Extension Term referred to collectively as the "Term"). A notice of termination during any Extension Term may be provided for any reason by either party with at least six (6) months advance written notice as established above. Notwithstanding the foregoing, unless otherwise mutually agreed between the parties hereto, this Agreement shall automatically expire on Much 1, 1999 if an investment of at least $6,000,000 in gross proceeds (the next "Financing") is not completed by February 28, 1999.

     3.   COMPENSATION AND BENEFITS.

          (a) As compensation for the services to be rendered by Executive hereunder, including all services to any subsidiary of the Company, the Company agrees to pay or cause to be paid to Executive, during the first year of the term of his Employment hereunder, an annual base salary of $215,000 (the "Base Salary"). For each subsequent year of the Term, the Base Salary will be increased annually by at least five percent (5%) in each year. Executive's Base Salary shall not be reduced during the Term and shall be payable in such installments as is the policy of the Company generally with respect to employees of the Company.

          (b) Executive may receive bonuses on such dates, in such amounts and on such other terms as may be determined by the Board (all collectively referred to in this Agreement as "Incentive Compensation").

          (c) The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it reasonably may require.

          (d) Executive shall be awarded stock option grants under the Company's pending performance-based Senior Management Incentive Stock Option Plan as follows: 1) option shares of the company's fully-diluted common stock (as such share calculation is determined at the time of closing of the next Financing, and priced equal to the new investor share option shares equal to 0.25% of the company's fully-diluted common stock (as such is determined at the time of closing of the next financing, and priced equal to the new investor's share price). These shares shall vest in accordance with the pending performance based Senior Management Incentive, Stock Option Plan. Executive shall otherwise be eligible under any incentive plan, stock option plan, stock award plan, bonus, profit sharing, participation or extra compensation plan, pension, group insurance, other benefit plans (both qualified and nonqualified for federal tax purposes) or other so-called "fringe" benefits or perquisites, if any, which the Company generally provides for its executives. The Company shall furnish the Executive with office space, secretarial support and such other facilities and services as shall be convenient and adequate for the performance of his duties as set forth in this Agreement.

          (e) The Company shall provide to Executive and the members of his immediate family at the Company's expense, medical (including major medical and preventive care) and dental insurance with coverage reasonably satisfactory to Executive and the Company.

          (f) Executive shall be eligible under any group life and/or disability insurance covering its executives generally.

          (g) Executive shall be entitled to four weeks paid vacation plus all federal holidays, in each calendar year.

          (h) Any securities of the Company now or hereafter held by the Executive and acquirc4 by the Executive from the Company in any transaction not involving a public offering, whether received by the Executive through exercise of stock options or otherwise, shall be included in the definition of "Registrable Securities" under that certain Registration Rights Agreement dated as of September 8, 1995 and amended as of September 61996 among the Company, Executive, David J. Brailer and Foundation Health Systems, Inc. (the "Registration Rights Agreement") and the Executive shall be deemed a "Holder of Registrable Securities" under such Registration Rights Agreement or any future Registration Rights Agreement signed by executive, with all rights and privileges thereof a,.; though such Registration Rights Agreement or any future Registration Rights Agreement signed by executive were fully set forth herein; PROVIDED, HOWEVER, that if any Holder of Registrable Securities is required, pursuant to Section l(d) or Sections 2(c) and 2(d) of the Registration Rights Agreement or any similar sections of a future Registration Rights Agreement signed by executive, to have any securities held by such Holder of Registrable Securities to be excluded from any public offering under Sections 1 or 2 of the Registrable Rights Agreement or any similar sections of a future Registration Rights Agreement signed by executive , all of the Registrable Securities of the Executive and David J. Brailer shall be removed from such offering before any Registrable Securities of the Foundation Health Systems, Inc. or the new investor shall be required to be excluded.

          (i) No changes shall be made in any benefits, insurance plans, or perquisites that would adversely affect the Executive unless such change occurs Pursuant to a program applicable to all Company executives and does not result in a proportionately greater reduction in the rights or benefits of Executive as compared with any other executive of the Company. Nothing paid to the Executive under subparagraphs 3(d), (e), (f) and (g) shall be deemed to be in lieu of the Base Salary or Incentive Compensation to which the Executive would be otherwise entitled under subparagraphs 3(a) and (b).

     4.   CONFIDENTIALITY.

          (a) Subject to the provisions of Section 4(c) below, Executive shall not, during the Term of this Agreement, or at any time following the expiration or termination of this Agreement, directly or indirectly, disclose or permit to be known (other than (i) as is reasonably required in the regular course of his duties, including disclosures to the Company's advisors and consultants, (ii) as required by law or (iii) with the prior written consent of the Board of Directors), to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to, his employment or the rendering of services hereunder, relating to the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by or controlling the Company or its subsidiaries has a beneficial interest. Such confidential information shall include, but shall not be limited to, business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how. market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the -substance of agreements with customers, suppliers and others, marketing or dealership arrangements, scrv3cing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which becomes publicly available other than pursuant to a breach of this Section 4 by Executive or were obtained from a third party not acquiring the information under an obligation of confidentiality from the disclosing party and intended for the benefit of the Company.

          (b) All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company and upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

     5.   NON-COMPETITION.

     Executive shall sign a Non-Competition Agreement in the form attached hereto as Exhibit (the "Non-Competition Agreement"). The Non-Competition Agreement shall have no further force of effect if the Executive's employment hereunder is terminated by the Company, under Section 7, for any reason other than "Cause" (as defined in Section 7) or if Executive terminates his employment for "Good Reason" under and as defined in Section 8.

     6.   EQUITABLE REMEDIES AND ENFORCEABILITY OF COVENANTS.

          (a) If Executive commits a breach, or threatens to commit a breach, of any of the provisions hereof or under the Non-Competition Agreement, it is acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          (b) If any of the covenants contained herein or under the Non-Competition Agreement, or any part hereof or thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

          (c) If any of the covenants contained herein or under the Non-Competition Agreement, or any part hereof or thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or areas of such provision and, in its reduced form, such provision shall then be enforceable.

          (d) The existence of any claim or cause of action by Executive against the Company or any affiliate of the Company shall not constitute a defense to the enforcement by the Company of the covenants contained herein, but such claim or cause of action shall be litigated separately.

     7.   TERMINATION BY THE COMPANY.

          (a) The Company may terminate Executive's employment under this Agreement without any breach of this Agreement only upon written notice to Executive setting forth the basis for such termination and only if any one or more of the following shall occur, and for no other reason:

               (1) There exists Cause for termination and the Company delivers to the Executive written notice within 60 days of knowing of an event constituting such Cause. For Purposes of this Agreement, the term "Cause" means:
(a) the willful failure by Executive to substantially perform his duties or obligations hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness or leaves of absence to which Executive is entitled and other than breaches of the covenants set forth in
Section 4 hereof or under the Non-Competition Agreement or the Nondisclosure, Proprietary Information and Invention Assignment Agreement (as hereinafter defined) which events are governed by clause (f) below), resulting, or reasonably likely to result, in material harm to the Company; provided such failure remains uncured for a period of 20 days after written notice describing the same is received by Executive; (b) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) Of any felonious crime or offense; (c) the unauthorized securing by Executive of any Personal profit in connection with the business of the Company or any of its subsidiaries; (d) use of any unlawful controlled substance or the use of alcohol to the extent that it interferes on a continuous and material basis with the performance of Executive's duties under the Agreement, (e) the commission of any acts involving dishonesty or fraud, which, in the good faith opinion of the Board, are harmful to the Company; or (f) any material breach by Executive of the terms of Section 4 of this Agreement or under the Non-Competition Agreement or the Nondisclosure, Proprietary Information and Invention Assignment Agreement; PROVIDED such breach continues uncured for 7 days after written notice of such breach has been received by the Executive from the company. For purposes of the definition of "Cause" under this Agreement, no act, or failure to act, on Executive's part shall be considered "willful" if it was done, or omitted to be done, in good faith and with reasonable belief that such action or omission was in the best interest of the company. Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a copy of the resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a meeting of the Board (after notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board prior to its taking such action), finding that in the opinion of the Board, Executive engaged in conduct set forth above in clauses (a) - (f) above, and specifying the particulars thereof (a "Notice of Termination for Cause"). Upon Executive's termination for Cause by the Company, Executive shall be entitled to receive his Base Salary through the day on which his termination occurs, together with any performance or special Incentive Compensation earned by not yet paid at the time of such termination; and any other compensation and benefits to which Executive may be entitled under applicable plans, programs and agreements of the Company through the date of such termination.

               (2) Executive's death during the Term; PROVIDED, HOWEVER, that Executive's legal representatives shall be entitled to receive his Base Salary through the last day of the third month after the month in which his death occurs, together with any performance or special Incentive Compensation earned but not yet paid at the time of death; a pro rata performance Incentive Compensation bonus for any performance-based bonus paid to all executives of the Company in the year in which such termination for death occurs; and any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including without limitation, the proceeds of any applicable life insurance policies through the date of death.

               (3) Executive shall become physically or mentally disabled so that he is unable substantially to perform his services hereunder for a period of 120 consecutive days or I 80 non-consecutive days in any 365 day period. Notwithstanding such disability, the Company shall continue to pay Executive his Base Salary through the date of such termination, together with any performance or special Incentive Compensation earned but not yet paid at the time of termination for disability; a pro rata performance incentive Compensation bonus for any performance-based bonus paid to all executives of the Company in the year in which such termination for disability Occurs; and any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including without limitation, the proceeds of any applicable disability insurance policies through the date of such termination,

          (b)  Upon, any termination of Executive's employment under this
Section 7, the Executive shall be denied to have resigned from all positions as an officer and/or director of the Company and any of its subsidiaries.

          (c) All determinations of Cause or termination pursuant to Section 2 hereof of this Section 7 shall be made by the vote of a majority of the entire Board of Directors.

     8.   TERMINATION BY EXECUTIVE.

          (a) Executive may terminate this Agreement, without any breach of this Agreement, for "Good Reason"; PROVIDED that Executive has provided written notice (a "Good Reason Notice,) to the Company that an event included in the definition of "Good Reason" has occurred, specifying such event and stating that unless such event is cured, that Executive will terminate this Agreement, and such event continues uncured for 30 days after such written notice from the Executive has been received by the Company. Good reason shall exist if any one or more of the following shall occur:

               (1) a material breach of the terms of this Agreement by the Company and such breach continues for 30 days after written notice of such breach is first given:

               (2) a material breach by the Company of any other material agreement with Executive, and such breach continues for 30 days after written notice of such breach is first given;

               (3) the Executive is removed from the position of President and chief operating officer of the Company for any reason other than the termination of his employment permitted by the terms of this Agreement or the expiration of the Term of this Agreement; the Executive suffers a material diminution in the authorities, duties or responsibilities normally associated with the position of President and chief operating officer, or there are assigned to him duties and responsibilities materially inconsistent with those normally associated with such position; the Executive's Base Salary is decreased by the Company, or his benefits under any material employee benefit plan or program of the Company or his incentive or equity opportunity under any material incentive or equity program of the Company is or are reduced if similar reductions are not made for substantially all other senior executives; the Company fails to obtain the written agreement of any successor to the Company to assume and perform this Agreement; and within 30 days of learning of the occurrence of any Of the events set forth in this clause (4), Provides the Company with a Good Reason Notice specifying any such events specified in this clause (4) and thereafter. upon the failure of the Company to cure of the same, the Executive terminates his employment with the Company.

          (b) In the event the Executive terminates his employment for Good Reason, the Executive shall be entitled to (i) continued Base Salary payments for a period of six months following termination of his employment or thorough the end of the Term, whichever is longer, Payable at Executive, s option, either
(A) over such six months or the remaining Term, as the case may be or (B) in a lump-sum payment promptly following the termination of the Executive's employment equal to the then present value using a discount rate per annum determined by reference to the discount rate then published by the Pension Benefit Guaranty Corporation of the remaining Base Salary due the Executive through the end of the Term, (ii) any performance bonus earned but not yet paid or any performance bonus paid to all executives after Executive's Termination, PRO RATED through the date of the Executive's termination of employment and
(iii) any other compensation and benefits to which Executive may be entitled under applicable plans, programs and agreements of the Company, PRO RATED through the date of the Executive's termination of employment.

          (c) In the event of any termination of the Executive's employment hereunder for Good Reason, he shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under the Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. Any amounts due the Executive under the Agreement in the event of any termination of his employment with the Company for Good Reason m in the nature of severance payments, or liquidated damages which contemplate both direct and consequential damages that he may suffer as a result of the termination of his employment, or both, and are not in signature of a penalty.

          (d) Upon any termination of Executive's employment hereunder for Good Reason, Executive shall be deemed to have resigned from all positions as an officer and/or director of the Company and any of its subsidiaries.

     9.   INVENTIONS DISCOVERED BY EXECUTIVE.

     Executive shall sign, a Nondisclosure, Proprietary Information and Invention Assignment Agreement in the form attached hereto as EXHIBIT B (the "Nondisclosure, Proprietary Information and Invention Assignment Agreement").

     10.  INDEMNIFICATION.

     The Company shall indemnify Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses (including amounts paid in settlement and reasonable attorney's fees) incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director, employee or agent of the Company or of any subsidiary or affiliate of the Company. The rights contained in this paragraph 10 shall not limit any rights of the Executive under the Articles or By-laws of the Company.

     11.  REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

          (a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

          (b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, if the Company so desires, and any other type of insurance or fringe benefits as the Company shall determine from time to time to obtain.

     12.  ARBITRATION.

     Any controversy or claim arising out of or relating to this Agreement (or breach thereof) shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the rules then existing of the American Arbitration Association (three arbitrators), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Company, at its option, shall be entitled to seek- and obtain equitable relief from any court of competent jurisdiction, including, without limitation, temporary, preliminary and permanent injunctive relief and specific performance with respect to alleged violations of Sections 4 and 5 of this Agreement,
Section I of the Non-Competition Agreement or the Nondisclosure Proprietary Information and Invention Assignment Agreement, and the Company's pursuit of the remedies described in Section 6 hereof in connection therewith. The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction. The award of the arbitrators shall be final and binding and may be enforced by any court as if it were a judgment of that court, and may include interest at a rate or rates considered just under the circumstances by the arbitrators. The substantive law of the Commonwealth of Pennsylvania shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be required to produce a written decision setting forth the reasons for the decision or award to be made. The parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification. Upon written demand to any party to the arbitration for the production of documents and things reasonably related to the issues being arbitrated, the party upon whom such demand is made shall promptly Produce, or make available for inspection and copying, such documents and things without the necessity of any action by the arbitrators. The party which does not prevail in the arbitration shall be responsible for all fees and expenses incurred, including,, without limitation, reasonable attorneys' fees, for both parties.

     13.  NOTICES.

     All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service. (delivery confirmed by such service), registered or certified mail (return requested and received), telecopy (confirmed receipt by return fax from receipt from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company:
                  Care Management Science Corporation
                  3600 Market Street, Suite 501
                  Philadelphia, PA 19104
                  Attention:        CEO
                  Telephone:        215/387-9401
                  Fax:              215/387-9406

                  If to Executive:
                  Pier 5 - Unit #100
                  7 North Columbus Boulevard
                  Philadelphia,     PA 19106
                  Telephone:        (215) 928-5607
                  Fax:              (215) 625-7901

     14.  General.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

          (b) This Agreement and the other documents delivered pursuant thereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or any of the agreements referred to above, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          (c) This Agreement may be ended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

          (d) This Agreement shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto; PROVIDED, HOWEVER, that the Company shall not sell all or substantially all of its assets without requiring the purchaser to expressly assume the Company's obligations under this Agreement.

          (e) Employee agrees to act in good faith in exercising any authority to take a corporate action as a director or officer to effect termination of employment hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOR CARE MANAGEMENT SCIENCE CORPORATION

By:      /s/ David J. Brailer
         ---------------------------------
Name:    David J. Brailer, M.D.. Ph.D.
Title:   Chief Executive Officer

FOR EXECUTIVE:

/s/ Ronald A. Paulus, M.D.                     November 8, 1998
-------------------------------------          ----------------------
Ronald A. Paulus, M.D.                         Date

                                    EXHIBIT A

                       CARE MANAGEMENT SCIENCE CORPORATION

                            NON-COMPETITION AGREEMENT

     Care Management Science Corporation, a Pennsylvania corporation (the "Company") and the undersigned Executive, contemporaneously with the execution of this Agreement, are entering into Employment Agreement of even date herewith (the "Employment Agreement"). pursuant to which, among other things, the Executive will be continuing employment with the Company in the capacity of President and chief operating officer. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Employment Agreement. In addition to the Company's desire to engage the Executive and the Executive's desire to serve the Company, under the terms and conditions of the Employment Agreement, the Executive understands that the Company wishes to ensure that the Executive does not compete with the Company, on the terms and conditions specified below and in the Employment Agreement, in the event the Executive's employment with the Company is terminated for "Cause" or the Executive terminates his employment for any reason other than "Good Reason", as such terms are defined in the Employment Agreement.

     In consideration of the Company's continued employment of me, the Company and the Executive hereby agree as follows:

     1. NON-COMPETITION; APPLICATION AND DURATION: NON-INTERFERENCE. The Executive will not, during the term of the Executive's employment by the Company and for a period of two years following the termination of employment (the term of Executive's employment and the two years following termination, the "Non-Competitive Period"); PROVIDED, HOWEVER, that there shall be no Non-Competitive Period whatsoever after the term of Executive's employment with the Company if such termination of the Executive's employment occurs by action of the Company earlier than the end of the Term and such termination was not for Cause under the Employment Agreement or by action of the Executive and such termination was for Good Reason under the Employment Agreement:

          (a) as owner, partner, joint venturer, stockholder, employee, broker, agent, Principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by. or render any consultation or business advice with respect to any business which business is engaged in by the Company on the date hereof or during the course of Executive's employment or which business ("Company Business") is engaged in development and commercialization of any technologies or products related to the development of software and databases that transform data into tools to be used by managers in the health care information industry or the provision of services with respect thereto (collectively, "Health Care Decision Support"), in any geographic area where, during the time of Executive's employment, the business of the Company or any of its subsidiaries is being, had been or was proposed to be, conducted in any manner whatsoever, which technologies, products or services are (i) competitive with any Health Care Decision Support or other Company Business technology or application thereof or products based thereon designed, marketed, announced, leased or sold by the Company or any of its subsidiaries during, the term of employment or at the time of the termination of the Executive's employment; or (ii) substantially similar to any technology or service involving Health Care Decision Support or other Company Business which the Company was designing, marketing, announcing. leasing or selling or proposing to design, market, lease or sell during the term of Executive's employment; or (iii) substantially similar to any technology or service involving Health Care Decision Support of which the Executive had knowledge at the time of the termination of the Executive's employment that the Company was proposing to design, market, announce, lease or sell; PROVIDED, HOWEVER, that the Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in amount not to exceed at any one time one percent (I%) of any class of stock or securities of such company; become employed by an entity which competes with the Company that Executive is not personally engaged in any way, directly or r business activity within such entity, which competes with the Company as described above.

          (b) during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company;

          (c) solicit, interfere with, hire, offer to hire, persuade or induce any person who is or was an officer, employee, customer or supplier of the Company or any of its subsidiaries or affiliates to discontinue his relationship with the Company or any of its subsidiaries or affiliates or accept employment by or enter into contractual relations for compensation with any other entity or person, or approach any such employee of the Company or any of its subsidiaries or affiliates for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity. The term "affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     2.   MISCELLANEOUS.

          (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (b) This Agreement, together with the Employment Agreement, and the other documents referred to therein, supersedes all prior agreements, written or oral, between the Executive and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Executive and the Company. The Executive agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

          (c) This Agreement will be binding upon the Executive's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns, as and to the extent the Employment Agreement is permitted to be assigned, under the terms hereof.

          (d) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.'

          (e) Subject to the requirements on assignment set forth in the Employment Agreement, the Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ the Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

          (f) The restrictions contained in this Agreement arc necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach. the Executive agrees that a remedy at law, in addition to such other remedies which may be available, may be inadequate.

          (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be Arbitrated or commenced in a court, as and to the extent set forth in the Employment Agreement.

     The Executive understands that nothing in this Agreement shall otherwise affect the Executive's obligations under the Employment Agreement or the Non-Disclosure, Proprietary Information and Invention Assignment Agreement, each dated November 11. 1998 between the Company and Executive.

Dated: ________________________________   By: ________________________________
                                              Ronald A. Paulus ("Executive")

Accepted and Agreed to:

CARE MANAGEMENT SCIENCE CORPORATION

By ____________________________________
Name:    David J. Brailer
Title:   Chief Executive Officer

                                    EXHIBIT B

                       CARE MANAGEMENT SCIENCE CORPOPATION

                   NONDISCLOSURE, PROPRIETARY INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMIENT

     Care Management Science Corporation, a Pennsylvania corporation (the ,,Company') and Ronald A. Paulus, M.D. ("Executive"), contemporaneously with the execution of this Agreement are entering into an Employment Agreement of even date herewith (the Employment Agreement"), pursuant to which, among other things, the Executive will be employed by the Company in the capacity of President and chief operating officer. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Employment Agreement. In addition to the Company's desire to engage the Executive and the Executive's desire to serve the Company, under the terms and conditions of the Employment Agreement, the Executive understands that the Company wishes to ensure that the Executive does not breach any confidentiality provisions of the Company and that all right, tide and interest in and to any inventions of Executive made during, the term of his employment by the Company are and remain the exclusive property of the Company.

     In consideration for, and in order to induce my employment by the Company, I hereby agree as follows:

     1.   CONFIDENTIALITY.

          From time to time, before and after the date hereof, the Company may disclose to Executive certain of its proprietary and/or confidential information including, but not limited to: company know-how, techniques and methodology(ies), Statistical information, sample reports, software code and/or algorithms, or, among other things, patient referral sources, Physician and/or contracting relationships, business plans or notes, drawings, price lists, the substance of agreements between the Company and its customers or distributors, research and development activities or plans, new business ideas or other items related to the Company's business practices. The Company also may make certain of its personnel, consultants, affiliate; and/or agents accessible to Executive. Further, in Executive's course of employment by the Company Executive may have access to similar information. including information about individual patients, from Company affiliates and/or customers. The above items and any and all data, information or materials related thereto whether received orally or in writing are Collectively referred to, for convenience, as the "Information".

          With respect to any and all of the foregoing Information, at any time Provided by or obtained from the Company or any person or entity covered by a confidentiality agreement with the Company, Executive will not copy, disseminate or disclose to anyone or any entity, at any time, under any circumstances for any purpose whatsoever other than as is reasonably required in the regular course of your duties or as required by law, any of the Information without the Company's prior consent. Notwithstanding the foregoing, the above shall not apply if, and only if, one or more of the following are in effect:

          (a) the Information is clearly in the public domain at the time of disclosure; or

          (b) the Information becomes generally available to the public other than as a result of a breach of this Agreement.

          Executive further agrees that at such time as his employment with the Company terminates, Executive will cease to make any use of the Information and he will return all of the Information to the Company. This confidentiality provision will continue in full force and effect in perpetuity.

          2.   INVENTION ASSIGNMENT.

          Whereas Executive will be participating in the preparation, writing, creation, or development of certain business ideas, strategies, analyses, reports, software, computer programs or other business activities collectively referred to as the "Work";

          (a) As an employee of the Company, any and all materials created by Executive relating to the Work shall be considered as a "work made for hire." Without limiting the foregoing, Executive hereby grants, transfers, assigns, and conveys to the Company, its successors and assign, the entire title, right, interest, ownership and -all subsidiary rights in and to the Work, all intellectual property rights relating to the Work, and all copyrights, trade or service marks, patents or other evidence of ownership and title pertaining to the Work, including but not limited to the right to secure copyright, trade or service mark or patent registration(s) in the Company's name as claimant and the right to secure renewals, reissues, and extensions of any such filings in the United States of America or any other country.

          (b) Executive acknowledges that the Company, in its sole discretion, shall determine whether copyright(s), trade or service mark(s) or patent registration(s) in the Work shall be filed and/or preserved and maintained or registered in the United States of America or any other country.

          (c) Executive confirms that by this instrument, the Company and its successors and assigns shall own the entire title, right and interest in and to the Work, including the right to reproduce, display publicly, prepare derivative Works from or distribute by sale, rental, lease lending or by other transfer of ownership even if the Work does not constitute a "Work made for Hire" as defined in 17 U.S.C. Sections 101 and 201 (b).

          (d) Executive agrees to take all actions and cooperate as is necessary to protect the copyrights or other evidence of title in and to the Work and further agrees to execute any document(s) that may he necessary to perfect the Company's ownership of copyrights, trade or service marks, patent(s) or other evidence of ownership and title in the Work and the registration thereof, without further compensation by the Company.

          (e) Executive agrees that all terms of this Agreement are applicable to each portion or part of the Work, as well as to the Work in its entirety.

          (f) Notwithstanding anything contained herein, the terms of this Agreement shall not apply to any invention for which no equipment, supplies, facility, time, proprietary or made secret information of the Company was used and which can be demonstrated was developed entirely on Executive's own time, at his own expense and which:(i) does not relate in any way to the business of the Company or to the Company's actual or demonstrably anticipated expansion research or development; and (ii) which does not result from any Work performed by Executive for the Company.

     3.   REPRESENTATIONS OF EXECUTIVE.

          Executive represents and warrants that he is free to enter into this Agreement and that there are no preceding claims or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

     4.   MISCELLANEOUS.

          (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (b) This Agreement, together with the Employment and Non-Competition Agreements, supersedes all prior agreements, written or oral, between the Executive and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Executive and the Company. The Executive agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

          (c) This Agreement will be binding upon the Executive's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

          (d) No delay or omission by either parry in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either Party on any other occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

          (e) The Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ the Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

          (f) The restrictions contained in this Agreement are necessary for the protection of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that a remedy at law, in addition to such other remedies which may be available, may be adequate.

          (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be arbitrated or commenced in a court, as and to the extent set forth in the Employment Agreement.

          The Executive understands that nothing in this Agreement shall otherwise affect the Executive's obligations under the Employment Agreement or the Non-Competition Agreement, each of even date herewith between the Company and Executive.

By my signature below, I hereby agree to the above.

By: _________________________________    _________________________________
           Ronald A. Paulus, M.D.        Date

                                       4